EXHIBIT 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC.,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Target Logistics, Inc. (the “Company”) of our report dated August 2, 2005 relating to the financial statements and schedule which appear in the Target Logistics, Inc. Annual Report on Form 10-K for the year ended June 30, 2005.

STONEFIELD JOSEPHSON, INC.

Santa Monica, California
March 29, 2006